PRIVILEGED & CONFIDENTIAL

Global Clean Energy Holdings: Production– Press Release

Global Clean Energy Holdings Delivers First Renewable Diesel
from Bakersfield Renewable Fuels Facility

Production marks success of vertically integrated farm-to-fuel platform

Initial production of ~250,000 gallons of renewable diesel
per day as Facility continues to ramp production

LOS ANGELES, CA – December 20, 2024 – Global Clean Energy Holdings, Inc. (OTCQB:GCEH), a renewable fuels innovator and leading camelina producer, today announced that its Bakersfield Renewable Fuels Facility is commercially operational, producing approximately 250,000 gallons of renewable diesel daily. This critical milestone marks a significant step forward as the Company begins delivering sustainable, low-carbon, and cost-efficient fuel to the market.

The Facility leverages patented, highly scalable nonfood camelina varieties to produce renewable fuel that delivers up to 90% lower carbon and greenhouse gas emissions than petroleum-based diesel. With a design capacity of up to approximately 210 million gallons annually, the Facility not only produces renewable diesel but also generates other sustainable co-products, such as renewable propane and renewable butane, contributing to cleaner air quality and a more sustainable energy future.

“I am incredibly proud of our talented team, whose dedication over the past several years has made this achievement possible,” said Noah Verleun, President & Chief Executive Officer. “This milestone validates the tremendous potential of our unique vertically integrated model – from camelina production to refining – and positions us to capitalize on the strong, long-term increasing demand for renewable fuel.”

Global Clean Energy is selling renewable fuels at its truck loading facility in Bakersfield pursuant to its supply and offtake agreement with Vitol, Inc. Global Clean Energy’s vertically integrated, capital-light, farm-to-fuel business model, combined with the Facility’s advantaged logistics and ability to run on multiple feedstocks, ensures operational efficiencies and production flexibility across the value chain.

About Global Clean Energy

Global Clean Energy Holdings, Inc. (OTCQB:GCEH) is a vertically integrated renewable fuels company specializing in the development and cultivation of camelina, a nonfood, regenerative, intermediate oilseed crop, which is used for the production of advanced biofuels and biomaterials. With a vision that begins in the laboratory, moves through the farm gate and finishes with renewable fuels, GCEH’s farm-to-fuels value chain integration provides unrivaled access to reliable, ultra-low carbon feedstocks and is unparalleled in the sustainable fuels industry. To learn more, visit gceholdings.com.

Forward-Looking Statements

This press release contains forward-looking information. All statements other than statements of historical fact are “forward-looking statements”, including any statements of the plans, strategies and objectives for future operations, the likelihood of improving camelina yields or achieving any profitability therefrom, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, the ability to operate our Bakersfield renewable fuels

PRIVILEGED & CONFIDENTIAL

Global Clean Energy Holdings: Production– Press Release

facility in the manner that it was designed, and the expected financial and operational results of Global Clean Energy Holdings, Inc. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof, or other comparable terminology. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this press release. Any forward-looking statements are made as of the date of this press release. We do not intend, and undertake no obligation, to update any forward-looking statements.

Media Contact

Amanda Parsons DeRosier | Amanda.DeRosier@gceholdings.com

###

2